SUB-ITEM 77E:
LEGAL PROCEEDINGS
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
Federated funds ("Funds"),
have been named as defendants
in several class
action lawsuits now
pending in the United
States District Court for
the District of Maryland. The
lawsuits were purportedly filed
on behalf of people who purchased,
owned and/or redeemed shares of
Federated-sponsored mutual funds
during specified periods beginning
November 1, 1998. The suits are
generally similar in alleging that
Federated engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional traders,
which allegedly caused
financial injury to the mutual
fund shareholders. These lawsuits
began to be filed shortly after
Federated's first public
announcement that it had
received requests for
information on shareholder
trading
activities in the Funds from
the SEC, the Office of the New
 York State Attorney General
("NYAG"), and other authorities.
In that
regard, on November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with respect
to those matters. Specifically,
the
SEC and NYAG settled proceedings
against three Federated subsidiaries
involving undisclosed market timing
arrangements and late trading.
The SEC made findings: that
Federated Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities
Corp., an SEC-registered broker-
dealer and distributor for the
Funds, violated provisions of the
Investment Advisers Act and
 Investment Company Act by
approving, but not disclosing,
three market timing
arrangements, or the associated
conflict of interest between
FIMC and the funds involved in
the arrangements, either to other
fund shareholders or to the funds'
board;
and that Federated Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer
and a Federated employee from
late trading
in violation of provisions of
the Investment Company Act.
The NYAG found that such conduct
violated provisions of New York State law.
Federated entered into the
settlements without admitting
or denying the regulators' findings.
As Federated previously reported in 2004, it has already paid approximately $8.0 million to certain funds
as determined by an independent
consultant. As part of these
settlements, Federated agreed to pay
 disgorgement and a civil money penalty
in the aggregate amount of
an additional $72 million and,
among other things, agreed that it
would not serve as investment adviser
to any registered investment company
unless (i) at least 75%
of the fund's directors are independent
of Federated, (ii) the chairman of each
such fund is independent of Federated,
(iii) no action may be taken by the fund's board
or any committee thereof unless approved by a majority of the independent trustees of the fund or committee, respectively,
 and (iv) the fund appoints a "senior officer" who reports to the independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About Us" section of Federated's website at FederatedInvestors.com.
Federated entities have also been named as defendants in several additional lawsuits that are now pending in the United States
District Court for the Western District of
Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the law
firm of Dickstein Shapiro LLP to represent the Funds in each of the lawsuits described in the preceding two paragraphs.
Federated and the Funds, and their
respective counsel, have been defending
this litigation, and none of the Funds
remains a defendant in any of the lawsuits
(though
some could potentially receive any
recoveries as nominal defendants).
Additional lawsuits based upon similar
allegations may be filed in the future.
The potential impact
of these lawsuits, all of which seek
unquantified damages, attorneys' fees,
and expenses, and future potential
similar suits is uncertain. Although
we do not believe that
these lawsuits will have a material
adverse effect on the Funds, there
can be no assurance that these suits,
ongoing adverse publicity and/or other
developments
resulting from the regulatory
investigations will not result in
increased Fund redemptions, reduced
sales of Fund shares, or other adverse
consequences for the Funds.